UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01. Other Events.

On July 1, 2014, American International Group, Inc. (“AIG”) announced that it will redeem all of its outstanding 4.875% Notes Due 2016 (CUSIP No. 026874CB1) (the “2016 Notes”) and all of its outstanding 3.800% Notes Due 2017 (CUSIP No. 026874CS4) (the “2017 Notes” and, together with the 2016 Notes, the “Notes”) on July 31, 2014 (the “Redemption Date”). On the Redemption Date, AIG will pay to the registered holders of each series of Notes a redemption price per $1,000 principal amount of Notes as determined in accordance with the applicable indenture governing such series of Notes, plus accrued and unpaid interest to, but not including, the Redemption Date. The Notes are part of the Direct Investment book (“DIB”) and will be repaid using cash allocated to the DIB. As of July 1, 2014, $790,175,000 aggregate principal amount of 2016 Notes were outstanding and $1,250,000,000 aggregate principal amount of 2017 Notes were outstanding.

The information contained in this Current Report on Form 8-K does not constitute a notice of redemption of the Notes. Holders of each series of Notes should refer to the applicable notice of redemption delivered to the registered holders of such series of Notes by The Bank of New York Mellon, the trustee with respect to the Notes.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of American International Group, Inc. dated July 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: July 1, 2014	By:	/s/ James J. Killerlane III
	Name:	James J. Killerlane III
	Title:	Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of American International Group, Inc. dated July 1, 2014.